Exhibit 99.1

HeartSciences Announces Further Expansion of Artificial Intelligence (AI) Patent Portfolio

European Patent Allowed for Quantification by an ECG of Key Heart Measures using AI

Southlake, Texas, August 17, 2023 — Heart Test Laboratories, Inc. d/b/a HeartSciences (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), an artificial intelligence (AI)-based medical technology company focused on transforming ECGs/EKGs to save lives through earlier detection of heart disease, today announces that it has been issued a notice of patent allowance from the European Patent Office.

To date HeartSciences has been granted or allowed 41 patents including nine in the U.S. Issued international patents are across key countries including China, Brazil, Canada, India, South Korea, Mexico, and key European markets such as Germany, France, UK, Italy and the Netherlands.

The European Patent Office (EPO) has 39 European member countries, and the patent allowance covers quantification by an ECG of key echocardiographic measures of heart function using AI methods which has never been possible with a conventional ECG.

Andrew Simpson, Chief Executive Officer of HeartSciences, commented, “Millions of ECG’s are performed worldwide every week and the ECG is by far the most ubiquitous cardiac test. The addition of cardiac dysfunction detection to the ECG is expected to provide significant benefit to healthcare providers and health systems around the world. Cardiovascular disease continues to rise and accounts for 20.5 million deaths, an estimated 1 in 3 of all deaths worldwide. HeartSciences MyoVista® could play a significant role in heart health screening worldwide.”

Mr. Simpson continued, “AI continues to revolutionize medical devices and health systems and we are delighted to add another AI patent for an ECG. Given the huge market opportunity, protection of our intellectual property and patents in major markets is core to the Company as it provides intrinsic value to HeartSciences and would be expected to be a source of major competitive advantage as we move toward commercialization. This latest patent further expands our international coverage and is the latest addition to our extensive patent portfolio.”

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. Millions of ECGs are performed every week and the Company’s objective is to improve healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECGTM, or the MyoVista®, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista® also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista® Device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista® are proprietary to HeartSciences, and new electrodes are required for every test performed.
For more information, please visit: https://www.heartsciences.com. Twitter: @HeartSciences

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company’s future financial and operating performance. All statements, other than statements of historical facts, included herein are “forward-looking statements” including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2023 and in HeartSciences’ other filings with the SEC at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For Investor and Media Inquiries, please contact:
Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com